UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2009
PureRay Corporation
(Exact Name of Registrant as Specified in Its Charter)

Washington	000-32089	91-2023071

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3490 Piedmont Road, Suite 1120
Atlanta, GA 30305

(Address of principal executive offices)
Registrant’s telephone number, including area code: (404) 869-6242

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
The information set forth below under Item 8.01 is incorporated herein by reference.
Item 8.01. Other Events
On July 1, 2009, PureRay Corporation (the “Company”) announced that, in accordance with resolutions adopted by the Company’s Board of Directors, the Company intends to file a Certification and Notice of Termination of Registration on Form 15 with the Securities and Exchange Commission (the “Commission”) on or about July 16, 2009 to effect the deregistration of its common stock. The Company is eligible to deregister by filing Form 15 because it has fewer than 300 holders of record of its common stock. Upon the filing of the Form 15, the Company’s obligations to file certain reports with the Commission, including Forms 10-K, 10-Q and 8-K will immediately be suspended. The Company expects the deregistration of its common stock to become effective ninety (90) days after filing the Form 15 with the Commission. Upon the effectiveness of the deregistration of the Company’s common stock, the Company will no longer be a public reporting company, and its securities will cease trading on the OTC Bulletin Board.
On July 1, 2009, the Company issued a press release announcing the Company’s intention to terminate the registration of its common stock, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
     99.1     Press Release dated July 1, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURERAY CORPORATION
Date: July 1, 2009	By:	/s/ Jefrey M. Wallace
Jefrey M. Wallace
Chief Executive Officer

EXHIBIT LIST

EXHIBIT
NUMBER	DESCRIPTION
99.1	Press Release dated July 1, 2009